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                                                                  EXHIBIT 10.23

             FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

         This First Amendment dated as of November 27, 1996 (the or this "First Amendment") to the separate and several Senior Subordinated Note and Warrant Purchase Agreements, each dated as of June 30, 1995, is between The Hawk Group of Companies, Inc., a Delaware corporation, now known as Hawk Corporation (the "Company"), and each of the institutions which is a signatory to this First Amendment (collectively, the "Noteholders").

                                    RECITALS:

         A. The Company has heretofore entered into separate and several Senior Subordinated Note and Warrant Purchase Agreements, each dated as of June 30, 1995 (collectively, the "Note and Warrant Purchase Agreement"), with each of the purchasers identified on Annex I thereto. The Company has heretofore issued $30,000,000 of its 12% Senior Subordinated Notes due June 30, 2005 (the "Notes") and 316,970 Warrants to Purchase Class B Common Stock of the Company (the "Warrants") pursuant to the Note and Warrant Purchase Agreement. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

         B. The Company and the Noteholders now desire to amend the Note and Warrant Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

         C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note and Warrant Purchase Agreement unless herein defined or the context shall otherwise require.

         D. All requirements of law have been fully complied with, and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in
Section 3.1 hereof, and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders hereby agree as follows:

SECTION 1.  AMENDMENTS.

        1.1. Section 5.1 of the Note and Warrant Purchase Agreement shall be and hereby is amended in its entirety to read as follows:

        "The Company shall prepay, and there shall become due and payable, Ten Million Dollars ($10,000,000) principal amount of the Subordinated Notes on each of January 31, 2004 and June 30, 2004. Each such required prepayment shall be at one hundred percent (100%) of the principal amount prepaid, together with interest accrued thereon to the date of prepayment. The principal of the Subordinated Notes remaining outstanding, together with interest accrued thereon, shall become due and payable on June 30, 2005."



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         1.2. Section 7.4(b) of the Note and Warrant Purchase Agreement shall be and hereby is amended in its entirety to read as follows:

         "(b) Acceptable Credit Facilities -- Debt outstanding from time to time under Acceptable Credit Facilities in an aggregate amount not exceeding (except to the extent otherwise permitted pursuant to this Section 7.4) Twenty-Five Million Dollars ($25,000,000);"

         1.3. Section 10.2(a) of the Note and Warrant Purchase Agreement shall be and hereby is amended by the deletion of the phrase "under any Acceptable Credit Facility" in the first and second lines thereof.

         1.4. Section 10.2(b) of the Note and Warrant Purchase Agreement shall be and hereby is amended by the deletion of the phrase "under an Acceptable Credit Facility" in the eighth and ninth lines thereof.

         1.5. The definition of "Acceptable Credit Facility" in Section 11.1 of the Note and Warrant Purchase Agreement shall be and hereby is amended by deletion of the phrase "and the other Bank Documents" in the first and second lines thereof, and replacement of such phrase with "and the agreements and documents related thereto".

         1.6. The definition of "Bank Loan Agreement" in Section 11.1 of the Note and Warrant Purchase Agreement shall be and hereby is amended in its entirety to read as follows:

         "Bank Loan Agreement -- means the Credit Agreement dated as of November 27, 1996 among the Company, certain of its Subsidiaries, and BT Commercial Corporation, as agent thereunder, as such agreement is amended (including any amendment and restatement thereof), modified, supplemented or extended from time to time in a manner not inconsistent with Section 7.4 and Section 7.14."

         1.7. The definition of "Employment Agreements" in Section 11.1 of the Note and Warrant Purchase Agreement shall be and hereby is amended in its entirety to read as follows:

         "Employment Agreements -- means those certain separate Employment Agreements between the Company and each of Norman C. Harbert and Ronald E. Weinberg, in each case dated as of November 1, 1996."

         1.8. The definition of "Existing Preferred Stock" in Section 11.1 of the Note and Warrant Purchase Agreement shall be and hereby is amended in its entirety to read as follows:

         "Existing Preferred Stock -- shall mean the Series A Preferred Stock of the Company, $.01 par value, with a liquidation preference of $1,000.00 per share and the Series B Preferred Stock of the Company, $.01 par value, with a liquidation preference of $1,000.00 per share, in each case, as issued and outstanding on the Closing Date pursuant to the terms of the certificate of incorporation of the Company (as in effect on the Closing Date), and the Series C Preferred Stock of the Company, $.01 par value, with a liquidation preference of $1,000.00 per share, as issued and outstanding on November 27, 1996 pursuant to the terms of the certificate of incorporation of the Company (as in effect on November 27, 1996)."



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      1.9. Paragraphs (c) and (d) of the definition of "Permitted Affiliate
Transactions" in Section 11.1 of the Note and Warrant Purchase Agreement shall be and hereby are amended in their entirety to read as follows:

      "(c) the execution, delivery and performance by the Company of the Employment Agreements,

      (d) the execution, delivery and performance by the Company of the Wage Continuation Agreements,"

      1.10. The definition of "Permitted Affiliate Transactions" in Section
11.1 of the Note and Warrant Purchase Agreement shall be and is hereby amended further by the deletion of the word "and" at the end of paragraph
(j) thereof, by the replacement of the "." at the end of paragraph (k) thereof with ", and" and by the addition of a new paragraph (l) as follows:

              "(l) issuance by the Company of its Series C Preferred Stock, par value $.01 per share, with a liquidation preference of $1,000.00 per share, to stockholders and debtholders of Hawk Holding Corp., a Delaware corporation, in exchange for the cancellation of 1,250 shares of Series A Preferred Stock of the Company, par value $.01 per share, with a liquidation value of $1,000.00 per share, owned by Hawk Holding Corp. and $61,000 of Indebtedness owed by Hawk Holding Corp. to the Company."

        1.11. Paragraph (b) of the definition of "Restricted Payment" in
Section 11.1 of the Note and Warrant Purchase Agreement shall be and hereby is amended in its entirety to read as follows:

             "(b) any optional or mandatory redemption, retirement, purchase or other acquisition, direct or indirect, of any share of capital stock of the Company or any Subsidiary (other than capital stock owned legally and beneficially by the Company or any of the Wholly-Owned Subsidiaries, and other than the cancellation on November 27, 1996 of 1,250 shares of Series A Preferred Stock of the Company, par value $.01 per share, with a liquidation value of $1,000.00 per share, owned by Hawk Holding Corp., a Delaware corporation), now or hereafter outstanding, or of any warrants, rights, or options to acquire any shares of such capital stock."

             1.12. The definition of "Subsidiary Senior Guarantee" in Section
3.1 of Exhibit E to the Note and Warrant Purchase Agreement shall be and hereby is amended by deletion of the phrase "an Acceptable Credit Facility" in the second line thereof, and replacement of such phrase with "any Senior Debt:".

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           2.1. To induce the Noteholders to execute and deliver this First Amendment, the Company represents and warrants (which representations and warranties shall survive the execution and delivery of this First Amendment) to the Noteholders that:

                  (a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

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                  (b) the Note and Warrant Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action, and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c); and

                  (d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred or is continuing.

SECTION 3.  CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

        3.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

                  (a) executed counterparts of this First Amendment, duly executed by the Company and the holders of at least 100% of the outstanding principal amount of the Notes shall have been delivered to the Noteholders;

                  (b) the Noteholders shall have received evidence satisfactory to them that the Company has duly authorized the execution, delivery and performance of the Bank Loan Agreement, and that the Bank Loan Agreement has been duly executed and delivered by the Company, by certain of its Subsidiaries and by BT Commercial Corporation;

                  (c) the Noteholders shall have received evidence satisfactory to them that the Company has duly authorized the execution, delivery and performance of the Indenture dated as of November 27, 1996, by and between the Company and Bank One Trust Company, N.A., as trustee (the "Indenture"), that the Company has duly authorized the issuance, delivery and performance of the 10.25% Senior Notes due 2003 in an aggregate principal amount of $100,000,000 (the "Senior Notes"), that the Indenture has been duly executed and delivered by the Company and the other parties thereto, and that the Senior Notes have been duly issued and delivered by the Company;

                  (d) the Noteholders shall have received evidence satisfactory to them that the Company has duly authorized the issuance and delivery of 1,189 shares of its Series C Preferred Stock, par value $.01 per share, with a liquidation preference of $1,000.00 per share (the "Series C Preferred Stock"), and that such Series C Preferred Stock has been duly issued and delivered;

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                  (e) the Noteholders shall have received evidence satisfactory to them that the Company has duly authorized the execution, delivery and performance of this First Amendment; and

                  (f) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof.

         Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 4.  MISCELLANEOUS.

        4.1. This First Amendment shall be construed in connection with and as part of the Note and Warrant Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note and Warrant Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

        4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note and Warrant Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

        4.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

        4.4. This First Amendment shall be governed by and construed in accordance with internal Connecticut law.





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         4.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                            HAWK CORPORATION

                            By:  /s/ Ronald E. Weinberg
                               -------------------------------
                             Name: Ronald E. Weinberg
                             Title: Vice-Chairman

Accepted and Agreed to:

                            CIGNA MEZZANINE PARTNERS III, L.P.
                            By CIGNA Investments, Inc. (Agent)

                             By: /s/ Stephen L. Roberts
                               -------------------------------
                              Name:  Stephen L. Roberts
                              Title:  Vice-President

                            CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                            By CIGNA Investments, Inc.

                             By: /s/ Stephen L. Roberts
                               -------------------------------
                              Name:  Stephen L. Roberts
                              Title:  Vice-President



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